Tecogen Announces
Third Quarter 2024 Results

NORTH BILLERICA, Mass., November 13, 2024 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported revenues of $5.63 million and net loss of $0.93 million for the quarter ended September 30, 2024 compared to revenues of $7.11 million, and a net loss of $0.48 million in 2023. We used $117 thousand in cash from operations and $839 thousand in property plant and equipment during the nine months ended September 30, 2024. Our cash balance was $1.28 million at September 30, 2024, which reflects $1.0 million of additional funding provided by related parties in the three months ended September 30, 2024.
“Our business development efforts over the last 15 months are showing results. Our backlog has jumped to $10.8m and we expect further orders before year end. Our cash resources and the short term increase in working capital needed to restart production limited our revenue for Q3, but now we expect to see sequential increases in revenue and product shipments each quarter."

"We are also making progress towards closing our first data center projects by early 2025. Data centers are shifting towards AI and liquid cooling but are finding themselves short of power. Therefore potential data center customers are interested in replacing their electrical chillers with Tecogen's high efficiency natural gas chillers because they can convert an expense - electrical power that would be consumed by cooling - and turn it into revenue by selling that power for use in computing. I will discuss more about this exciting growth opportunity during the conference call" commented Abinand Rangesh, Tecogen's Chief Executive Officer.
Key Takeaways
Net Loss and Earnings Per Share
•Net loss for the three months ended September 30, 2024 was $0.93 million compared to a net loss of $0.48 million for the same period of 2023, an increase of $0.45 million, due to decreased revenue and gross profit for our Products segment due to the relocation of our manufacturing operations to our new facility in April 2024 and increased operating expenses. EPS for the three months ended September 30, 2024 and 2023 was a loss of $0.04/share and $0.02/share, respectively.
•Net loss for the nine months ended September 30, 2024 was $3.57 million compared to a net loss of $2.75 million in 2023, an increase of $0.82 million, due to decreased revenue and gross profit for our Products segment due to the relocation of our manufacturing operations to our new facility in April 2024 and increased operating expenses. EPS for the nine months ended September 30, 2024 and 2023 was a loss of $0.14/share and $0.11/share, respectively.

Loss from Operations
•Loss from operations for the three months ended September 30, 2024 was $0.87 million compared to a loss from operations of 0.37 million for the same period in 2023, an increase of $0.50 million, due to decreased revenue and gross profit for our Products segment and increased operating expenses.
•Loss from operations for the nine months ended September 30, 2024 was $3.40 million compared to a loss from operations of $2.60 million for the same period in 2023, an increase of $0.80 million, due to decreased revenue and gross profit for our Products segment and increased operating expenses.
Revenues
•Revenues for the three months ended September 30, 2024 were $5.63 million compared to $7.11 million for the same period in 2023, a 20.8% decrease.
◦Products revenues in the three months ended September 30, 2024 were $1.39 million compared to $2.94 million for the same period in 2023, a decrease of 52.7%. The decrease in revenue during the three months ended September 30, 2024 is due to the relocation of our manufacturing operations to our new facility in April 2024, which necessitated construction activities to install equipment test cells and comply with local regulations, significantly reducing our production capacity. We resumed manufacturing operations during the third quarter of 2024.
◦Service revenues in the three months ended September 30, 2024 were $3.85 million, compared to $3.84 million for the same period in 2023, an increase of 0.2% due to increased revenue from the acquired Aegis maintenance contracts and offset by decreased revenues from existing contracts.
◦Energy Production revenues in the three months ended September 30, 2024 were $389 thousand compared to $331 thousand for the same period in 2023, an increase of 17.3%. The increase in Energy Production revenue is due to increased run hours at certain energy production sites.

•Revenues for the nine months ended September 30, 2024 were $16.54 million compared to $19.24 million for the same period in 2023, a decrease of 14.0% year over year.
◦Products revenues in the nine months ended September 30, 2024 were $3.00 million compared to $7.09 million for the same period in 2023, a decrease of 57.7%. The decrease in revenue during the nine months ended September 30, 2024 is due to the relocation of our manufacturing operations to our new facility in April 2024, which necessitated construction activities to install equipment test cells and comply with local regulations, significantly reducing our production capacity during the second and a portion of the the third quarter. We resumed manufacturing operations during the third quarter of 2024.
◦Service revenues in the nine months ended September 30, 2024 were $11.99 million compared to $10.93 million for the same period in 2023, an increase of 9.7%. The increase in revenue during the nine months ended September 30, 2024 is due to the addition of $0.72 million in revenue from the acquired Aegis maintenance contracts, and a $0.27 million increase in service contract revenues from existing contracts.
◦Energy Production revenues in the nine months ended September 30, 2024 were $1.55 million, compared to $1.21 million for the same period in 2023, an increase of 27.6%. The increase in Energy Production revenue is due to increased run hours at certain energy production sites.

Gross Profit
•Gross profit for the three months ended September 30, 2024 was $2.48 million compared to $2.93 million in the same period in 2023. Gross margin increased to 44.1% in the three months ended September 30, 2024 compared to 41.1% for the same period in 2023. The increase in gross margin was driven by decreased Service contract labor and material costs.
•Gross profit for the nine months ended September 30, 2024 was $7.14 million compared to $7.85 million in the same period of 2023. Gross margin increased to 43.1% in the nine months ended September 30, 2024 compared to 40.8% for the same period in 2023. The increase in gross margin was driven by decreased Service contract labor and material costs.

Operating Expenses

•Operating expenses increased $60 thousand, or 1.8%, to $3.35 million in the three months ended September 30, 2024 compared to $3.29 million in the same period in 2023.
•Operating expenses increased $82 thousand, or 0.8%, to $10.53 million in the nine months ended September 30, 2024 compared to $10.45 million in the same period in 2023.

Adjusted EBITDA was negative $0.75 million for the three months ended September 30, 2024 compared to negative $0.18 million for the three months ended September 30, 2023. Adjusted EBITDA was negative $2.94 million for the nine months ended September 30, 2024 compared to negative $2.06 million for the nine months ended September 30, 2023. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
Conference Call Scheduled for November 14, 2024, at 9:30 am ET
Tecogen will host a conference call on November 14, 2024 to discuss the third quarter results beginning at 9:30 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or +1 (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Third Quarter 2024 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.

About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel in key markets in North America. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Tecochill, Tecopower, Tecofrost, Tecopack, and Ultera are registered trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Tecogen Media & Investor Relations Contact Information:

Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,282,238	$1,351,270
Accounts receivable, net	5,448,364	6,781,484
Unbilled revenue	1,139,532	1,258,532
Inventories, net	9,895,226	10,553,419
Prepaid and other current assets	403,218	360,639
Total current assets	18,168,578	20,305,344
Long-term assets:
Property, plant and equipment, net	1,699,398	1,162,577
Right of use assets - operating leases	1,839,031	743,096
Right of use assets - finance leases	438,123	200,187
Intangible assets, net	2,604,406	2,436,230
Goodwill	2,563,862	2,743,424
Other assets	166,889	201,771
TOTAL ASSETS	$27,480,287	$27,792,629
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Related party notes payable	$1,530,228	$505,505
Accounts payable	4,838,395	4,514,415
Accrued expenses	2,638,228	2,504,629
Deferred revenue, current	1,378,652	1,647,206
Operating lease obligations, current	426,498	248,933
Finance lease obligations, current	84,814	40,540
Acquisition liabilities, current	811,732	845,363
Unfavorable contract liability, current	131,590	176,207
Total current liabilities	11,840,137	10,482,798
Long-term liabilities:
Deferred revenue, net of current portion	1,219,650	369,611
Operating lease obligations, net of current portion	1,452,924	523,660
Finance lease obligations, net of current portion	315,797	159,647
Acquisition liabilities, net of current portion	1,125,588	1,181,779
Unfavorable contract liability, net of current portion	332,987	422,839
Total liabilities	16,287,083	13,140,334
Commitments and contingencies
Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 issued and outstanding at September 30, 2024 and December 31, 2023	24,850	24,850
Additional paid-in capital	57,733,308	57,601,402
Accumulated deficit	(46,453,827)	(42,879,656)
Total Tecogen Inc. stockholders’ equity	11,304,331	14,746,596
Non-controlling interest	(111,127)	(94,301)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,480,287	$27,792,629

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	September 30, 2024	September 30, 2023
Revenues
Products	$1,391,016	$2,938,789
Services	3,850,551	3,842,600
Energy production	388,563	331,141
Total revenues	5,630,130	7,112,530
Cost of sales
Products	797,209	1,669,747
Services	2,139,042	2,346,384
Energy production	212,965	170,378
Total cost of sales	3,149,216	4,186,509
Gross profit	2,480,914	2,926,021
Operating expenses
General and administrative	2,681,558	2,708,817
Selling	442,812	425,465
Research and development	233,809	160,033
(Gain) loss on disposition of assets	(4,042)	—
Total operating expenses	3,354,137	3,294,315
Loss from operations	(873,223)	(368,294)
Other income (expense)
Other income (expense), net	(18,453)	(16,330)
Interest expense	(23,003)	(6,357)
Unrealized gain (loss) on investment securities	18,749	(56,246)
Total other income (expense), net	(22,707)	(78,933)
Loss before provision for state income taxes	(895,930)	(447,227)
Provision for state income taxes	—	—
Consolidated net loss	(895,930)	(447,227)
Income attributable to the non-controlling interest	(34,478)	(34,346)
Loss attributable to Tecogen Inc.	$(930,408)	$(481,573)

Net loss per share - basic	$(0.04)	$(0.02)
Net loss per share - diluted	$(0.04)	$(0.02)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	24,850,261

	Three Months Ended
	September 30, 2024	September 30, 2023
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(930,408)	$(481,573)
Interest expense, net	23,003	6,357
Depreciation & amortization, net	138,246	168,684
EBITDA	(769,159)	(306,532)
Stock based compensation	41,908	68,775
Unrealized (gain) loss on investment securities	(18,749)	56,246
Adjusted EBITDA	$(746,000)	$(181,511)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Revenues
Products	$3,002,087	$7,094,556
Services	11,991,378	10,931,744
Energy production	1,550,549	1,214,806
Total revenues	16,544,014	19,241,106
Cost of sales
Products	2,018,734	4,500,771
Services	6,423,114	6,159,855
Energy production	966,440	728,124
Total cost of sales	9,408,288	11,388,750
Gross profit	7,135,726	7,852,356
Operating expenses
General and administrative	8,428,119	8,418,581
Selling	1,377,758	1,426,321
Research and development	734,994	625,691
Gain on sale of assets	(8,070)	(19,950)
Total operating expenses	10,532,801	10,450,643
Loss from operations	(3,397,075)	(2,598,287)
Other income (expense)
Interest and other income (expense), net	(15,305)	(36,562)
Interest expense	(59,542)	(8,629)
Unrealized gain (loss) on investment securities	—	(18,749)
Total other income (expense), net	(74,847)	(63,940)
Loss before provision for state income taxes	(3,471,922)	(2,662,227)
Provision for state income taxes	22,100	32,252
Consolidated net loss	(3,494,022)	(2,694,479)
Income attributable to non-controlling interest	(80,149)	(57,232)
Net loss attributable to Tecogen Inc.	$(3,574,171)	$(2,751,711)

Net loss per share - basic	$(0.14)	$(0.11)
Net loss per share - diluted	$(0.14)	$(0.11)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	24,850,261

	Nine Months Ended
	September 30, 2024	September 30, 2023
Non-GAAP financial disclosure (1)
Net income loss attributable to Tecogen Inc.	$(3,574,171)	$(2,751,711)
Interest & other expense, net	59,542	8,629
Income taxes	22,100	32,252
Depreciation & amortization, net	419,744	459,779
EBITDA	(3,072,785)	(2,251,051)
Stock based compensation	131,906	174,711
Unrealized loss on marketable securities	—	18,749
Adjusted EBITDA	$(2,940,879)	$(2,057,591)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(3,494,022)	$(2,694,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	419,744	459,779
Provision for credit losses	29,817	44,000
Stock-based compensation	131,906	174,711
Unrealized (gain) loss on investment securities	—	18,749
Gain on disposition of assets	(8,070)	(19,950)
Non-cash interest expense	25,966	—
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	1,303,300	(1,324,448)
Employee retention credit	—	667,121
Unbilled revenue	119,000	56,994
Inventory	658,194	(165,537)
Prepaid assets and other current assets	(42,578)	(19,128)
Other assets	704,565	491,836
Increase (decrease) in:
Accounts payable	323,980	1,140,759
Accrued expenses and other current liabilities	133,599	256,847
Deferred revenue	581,485	458,512
Other liabilities	(1,003,881)	(566,016)
Net used in operating activities	(116,995)	(1,020,250)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(838,932)	(31,728)
Proceeds from disposition of assets	40,255	16,863
Payment for business acquisition	—	(170,000)
Distributions to non-controlling interest	(96,975)	(62,693)
Net cash used in investing activities	(895,652)	(247,558)
CASH FLOWS FROM FINANCING ACTIVITIES:
Finance lease principal payments	(56,385)	—
Proceeds from related party notes payable	1,000,000	—
Net cash provided by financing activities	943,615	—
Net decrease in cash and cash equivalents	(69,032)	(1,267,808)
Cash and cash equivalents, beginning of the period	1,351,270	1,913,969
Cash and cash equivalents, end of the period	$1,282,238	$646,161

Supplemental disclosure of cash flow information:
Cash paid for interest	$22,909	$7,385
Cash paid for taxes	$22,100	$32,252
Non-cash investing activities:
Aegis Contract and Related Asset Acquisition:
Accounts receivable credit	$—	$300,000
Accounts payable assumed	—	91,048
Contingent consideration	272,901	1,442,462
Total	$272,901	$1,833,510